Exhibit 32

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S. C. SECTION 1350)

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), Kirk Thompson and Jerry W. Walton, the President and Chief Executive Officer and Executive Vice President, Finance and Administration, Chief Financial Officer, respectively, of J.B. Hunt Transport Services, Inc. certify that:

(i)             this annual report on Form 10-K for the calendar year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(ii)          the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of J.B. Hunt Transport Services, Inc.

A signed original of this written statement required by Section 906 has been provided to J.B. Hunt Transport Services, Inc. and will be retained by J.B. Hunt Transport Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 4, 2004	/s/ Kirk Thompson
Kirk Thompson
President and Chief Executive Officer

Date: March 4, 2004	/s/ Jerry W. Walton
Jerry W. Walton
Executive Vice President, Finance and
Administration,
Chief Financial Officer